EXHIBIT 99.1

Westmoreland Coal Company (719) 442-2600 - Telephone	2 N. Cascade Ave., 2nd Floor Colorado Springs, CO 80903

Absaloka Mine Reaches New
Three-Year Labor Agreement

                Colorado Springs, CO– June 16, 2008 — Westmoreland Coal Company (AMEX:WLB) announced today that a new collective bargaining agreement has been reached with the Company’s represented employees at Westmoreland Resources Inc.’s Absaloka Mine in Montana. The new agreement with the International Union of Operating Engineers Local 400 (“IUOE”) is effective June 1, 2008, and will expire May 31, 2011. The represented employees had rejected a previously proposed agreement and imposed a work stoppage on June 7, 2008. The mine will resume full operation under the new agreement on June 17, 2008.

                D.L. Lobb, President and Chief Executive Officer of Westmoreland Coal Company, said, “We have remained committed to providing fair wages and benefits to our employees and are pleased to have resolved issues and obtained approval of the new labor agreement by our workforce at Absaloka. This is directly attributable to the open communications among all of the parties involved and the assistance of a federal mediator who helped bring focus and closure to the issues. We are especially proud that our employees conducted themselves in an orderly, professional and courteous manner throughout the duration of the work stoppage. We also appreciate the cooperation we received from the mine’s customers. We look forward to resuming operations at the mine tomorrow and continuing to meet the needs of our customers.”

                Westmoreland Coal Company is the oldest independent coal company in the United States and a developer of highly clean and efficient independent power projects. The Company’s coal operations include coal mining in the Powder River Basin in Montana and lignite mining operations in Montana, North Dakota and Texas. Its current power operations include ownership and operation of the two-unit ROVA coal-fired power plant in North Carolina and an interest in a natural gas-fired power plant in Colorado. Westmoreland is dedicated to meeting America’s dual goals of low-cost power and a clean environment. For more information visit www.westmoreland.com.

Forward Looking Statements

                Throughout this press release, the Company makes statements which are not historical facts or information and that may be deemed “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. For example, words such as “may,” “will,” “should,” “estimates,” “predicts,” “potential,” “continue,” “strategy,” “believes,” “anticipates,” “plans,” “expects,” “intends,” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, levels of activity, performance or achievements, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions; the material weaknesses in the Company’s internal controls over financial reporting identified in the Annual Report on Form 10-K for the year ended December 31, 2007, or our 2007 Form 10-K, and the associated ineffectiveness of the Company’s disclosure controls; health care cost trends; the cost and capacity of the surety bond market; the Company’s ability to pay the preferred stock dividends that are accumulated but unpaid; the Company’s ability to retain key senior management; the Company’s access to financing; the Company’s ability to maintain compliance with debt covenant requirements or obtain waivers from its lenders in cases of non-compliance; the Company’s ability to achieve anticipated cost savings and profitability targets; the Company’s ability to successfully identify new business opportunities; the Company’s ability to negotiate profitable coal contracts, price reopeners and extensions; the Company’s ability to predict or anticipate commodity price changes; the Company’s ability to maintain satisfactory labor relations; changes in the industry; competition; the Company’s ability to utilize its deferred income tax assets; the ability to reinvest cash, including cash that has been deposited in reclamation accounts, at an acceptable rate of return; weather conditions; the availability of transportation; price of alternative fuels; costs of coal produced by other countries; the demand for electricity; the performance of ROVA and the structure of ROVA’s contracts with its lenders and Dominion Virginia Power; the effect of regulatory and legal proceedings; environmental issues, including the cost of compliance with existing and future environmental requirements; the risk factors set forth in our 2007 Form 10-K; the Company’s ability to raise additional capital, as discussed under Liquidity and Capital Resources; and the other factors discussed in Note 18 of our Form 10-Q for the quarter ended March 31, 2008. As a result of the foregoing and other factors, no assurance can be given as to the future results and achievement of the Company’s goals. The Company disclaims any duty to update these statements, even if subsequent events cause its views to change.

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Contact: Diane Jones   (719) 442-2600